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                                                                    EXHIBIT 99.1



                             JOINT FILING STATEMENT

        We, the signatories of the Statement on Schedule 13D to which this Joint Filing Statement is attached, hereby agree that such Statement is filed, and any amendments thereto filed by either or both of us will be filed, on behalf of each of us.

Dated:  June 19, 2000                   VULCAN VENTURES
                                        INCORPORATED



                                        By: /s/ WILLIAM D. SAVOY
                                           -------------------------------------
                                               Name:   William D. Savoy
                                               Title:  President



Dated:  June 19, 2000                                     *
                                        ----------------------------------------
                                                    Paul G. Allen



                                        *By: /s/ WILLIAM D. SAVOY
                                            ------------------------------------
                                        William D. Savoy as Attorney-in-Fact for
                                        Paul G. Allen pursuant to a Power of
                                        Attorney filed on August 30, 1999, with
                                        the Schedule 13G of Vulcan Ventures
                                        Incorporated and Paul G. Allen for
                                        Pathogenesis, Inc. and incorporated
                                        herein by reference